

<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from the March 31, 1996 condensed consolidated financial statements of Smith
Barney Holdings Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                           1,243<F1>
<RECEIVABLES>                                    8,608<F2>
<SECURITIES-RESALE>                             12,626
<SECURITIES-BORROWED>                            8,690
<INSTRUMENTS-OWNED>                             10,345
<PP&E>                                             445
<TOTAL-ASSETS>                                  44,870
<SHORT-TERM>                                     2,690
<PAYABLES>                                       4,342<F3>
<REPOS-SOLD>                                    18,676
<SECURITIES-LOANED>                              3,188
<INSTRUMENTS-SOLD>                               7,009
<LONG-TERM>                                      2,357<F4>
<PREFERRED-MANDATORY>                                0<F6>
<PREFERRED>                                          0<F6>
<COMMON>                                             0<F6>
<OTHER-SE>                                       2,474<F5>
<TOTAL-LIABILITY-AND-EQUITY>                    44,870
<TRADING-REVENUE>                                  283
<INTEREST-DIVIDENDS>                               445
<COMMISSIONS>                                      605
<INVESTMENT-BANKING-REVENUES>                      273
<FEE-REVENUE>                                      317
<INTEREST-EXPENSE>                                 350
<COMPENSATION>                                     913
<INCOME-PRETAX>                                    366
<INCOME-PRE-EXTRAORDINARY>                         366
<EXTRAORDINARY>                                      0<F6>
<CHANGES>                                            0<F6>
<NET-INCOME>                                       223
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following items from the financial statements: Cash and cash equivalents $218; Cash segregated and on deposit for Federal and other regulations $1,025.
<F2>Includes the following items from the financial statements: Receivable from brokers and dealers $2,239; Receivable from customers $6,369.
<F3>Includes the following items from the financial statements: Payable to brokers and dealers $659; Payable to customers $3,683.
<F4>Includes the following items from the financial statements: Notes payable
$2,135; Subordinated indebtedness $222.
<F5>Includes the following items from the financial statements: Additional paid-in capital $1,803; Retained earnings $666; Cumulative translation adjustment $5.
<F6>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.

